Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group

(407) 650-1223

CNL HEALTHCARE TRUST ACQUIRES FIVE SENIOR HOUSING PROPERTIES

FOR $84 MILLION

— Real estate investment offering completes first acquisition —

(ORLANDO, Fla.) Feb. 20, 2012 — CNL Healthcare Trust, Inc., a real estate investment offering focused on senior housing and healthcare properties, announced its first acquisition of five senior housing communities from affiliates of Primrose Retirement Communities, LLC (“Primrose”) for approximately $84 million.

The acquisition represents a total of 394 senior housing units, all of which were built between 2004 and 2007. Purchased communities include Casper Senior Living in Casper, Wyo., Grand Island Senior Living in Grand Island, Neb., Sweetwater Senior Living in Billings, Mont., Marion Senior Living in Marion, Ohio and Mansfield Senior Living in Mansfield, Ohio. Primrose will continue to operate the communities under a long-term triple net lease. As of Feb. 12, 2012, the communities were 95 percent occupied.

Grand Island Primrose Community in Grand Island, Neb.

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“We are thrilled to complete our first acquisition with Primrose, which has a successful track record of developing and operating high quality senior housing communities,” said Stephen H. Mauldin, president and chief operating officer of CNL Healthcare Trust. “We believe senior housing and other healthcare assets provide an excellent opportunity for our investors as the aging population and rising healthcare costs are expected to continue to drive demand for well-positioned and well-managed real estate assets.”

Billings Sweetwater Retirement Community in Billings, Mont.

Founded in 1989 and headquartered in Aberdeen, S.D., Primrose prioritizes comfort, care and security for its residents and offers desirable amenities such as libraries, movie theaters, fitness centers, ice cream parlors and pubs.

“Since inception, we have strived to build and develop healthy and enjoyable living environments for our residents at each Primrose community,” said Jim Thares, Primrose founder. “And we are confident that CNL Healthcare Trust is devoted to facilitating our vision and goal, and has the capacity and resources to expand the success of each community.”

CNL Healthcare Trust intends to build a diversified portfolio of senior housing and healthcare properties, including assisted living and memory care facilities, continuing care retirement centers and medical office buildings.

Note to editors: Additional property photos are available upon request.

About CNL Healthcare Trust

CNL Healthcare Trust, Inc., formerly CNL Properties Trust, Inc., is an investment offering that will seek to acquire properties in the senior housing and healthcare sectors, although it may also acquire other income-producing properties. The company intends to qualify as a non-traded real estate investment trust. CNL Financial Group, LLC is the sponsor of CNL Healthcare Trust. For more information, visit www.CNLHealthcareTrust.com.

Forward-Looking Statements

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). CNL Healthcare Trust (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

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All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable rents and terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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